Exhibit 16



January 5, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of The WellCare Management Group, Inc.'s Form 8-K dated January 5, 2000, except that we have no basis on which to agree or disagree with the comments on Item 4(a)(iii).


Yours truly,



/s/ Deloitte & Touche LLP
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